UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2015

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2015, Barry L. Pennypacker accepted the appointment of the Board of Directors of The Manitowoc Company, Inc. (the “Company”) to the positions of President and Chief Executive Officer of the Company’s Cranes segment (“Manitowoc Cranes”), effective December 29, 2015. Mr. Pennypacker will report to Kenneth W. Krueger, the Company’s interim Chairman and Chief Executive Officer. Larry J. Weyers, the current President of Manitowoc Cranes, will continue with the Company as Executive Vice President of Manitowoc Cranes.

Mr. Pennypacker, age 54, has served, since 2013, as Founder, President and Chief Executive Officer of Quantum Lean LLC, a privately held manufacturer and supplier of precision components. He previously served as President and Chief Executive Officer, as well as a director, of Gardner Denver Inc., a manufacturer and marketer of engineered industrial machinery and related parts and services, from 2008 until 2012. Prior to joining Gardner Denver in 2008, Mr. Pennypacker served in positions with increasing responsibility at Westinghouse Air Brake Technologies Corporation, a worldwide provider of technology-based equipment and services for the rail industry, from 1999 until 2008, with his last position being Vice President-Group Executive. He previously served as Director, Worldwide Operations, Stanley Fastening Systems, an operating unit of The Stanley Works, a worldwide producer of tools and security products, and held a number of senior management positions with increasing responsibility with Danaher Corporation, a manufacturer and marketer of professional, medical, industrial and commercial products and services. Mr. Pennypacker earned a B.S. in operations management from the Pennsylvania State University and an M.B.A. in operations research from St. Joseph’s University.

Under the terms of an offer letter between Mr. Pennypacker and the Company, which was accepted by Mr. Pennypacker on December 28, 2015 (the “Offer Letter”), he will receive an annual base salary of $950,000. He will be eligible to participate in the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”), which offers participants the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock and receive other incentive compensation. Mr. Pennypacker’s target annual incentive award under the 2013 Plan will be 100% of his base salary, beginning January 1, 2016. Immediately following the previously announced separation of the Company’s Cranes and Foodservice businesses into two independent publicly-traded companies (the “Separation”), Mr. Pennypacker will receive a grant of non-qualified stock options with a value of $1,250,000 (based on the 20-day average of the Company’s stock price prior to the grant date) and a grant of performance shares with a targeted value of $1,250,000 under the 2013 Plan. The stock options will vest in four equal annual installments on the anniversary of the grant date, assuming continued employment, and the performance shares may be earned (from 0% to 200%) based on actual Company performance during the 2016 to 2018 performance period. Mr. Pennypacker will be eligible for future long-term incentive awards under the 2013 Plan; pursuant to the Offer Letter, his long-term incentive award grant target is expected to be $2,500,000 in fiscal 2017.

Pursuant to the Offer Letter, following the Separation Mr. Pennypacker will become the Company’s President and Chief Executive Officer, and he will report to the Company’s Board of Directors and its Chairman. It is also anticipated that Mr. Pennypacker will be elected to the Company’s Board of Directors after the Separation.

Mr. Pennypacker will be eligible for relocation services consistent with Company policy, and he will be eligible to participate in the Company’s 401(k) Retirement Plan and its Deferred Compensation Plan. Mr. Pennypacker will be eligible to receive health, dental and life insurance under the Company’s plans beginning on the first day of the month following his completion of one month of continuous service to the Company. He will also be provided with other benefits customarily offered to the Company’s executive officers, including a car allowance and reimbursement of tax preparation fees.

The Company will enter into a Contingent Employment Agreement with Mr. Pennypacker similar to the agreement it had with its previous Chief Executive Officer, except that the form of Contingent Employment Agreement for all new executive officers provides that the officer's target cash incentive bonus under all short-term and long-term cash incentive bonus plans maintained by the Company in which the officer participates shall be used in the payout calculation instead of an average of the employee's bonus payouts during the last three fiscal years prior to the termination. In addition, while the previous form of Contingent Employment Agreement provided for immediate vesting of equity-based awards solely upon a change of control, the new form of Contingent Employment Agreement provides that upon the officer's termination of employment by the surviving entity without cause, or by the officer for good reason, in either case within 36 months following a change of control, all of the officer's equity-based awards that are in effect as of the date of such termination will be vested in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination (i.e., a "double trigger"); if employment continues, the original vesting schedule will continue to apply. To the extent that equity-based awards are not assumed by the purchaser, successor or surviving entity, or a more favorable outcome is not provided in the applicable plan or award agreement, upon a change of control: (i) stock options, stock-appreciation rights and time-based restricted stock

(including restricted stock units) will vest and may be paid out in cash; (ii) performance-based awards will be pro-rated and paid out in cash assuming the greater of target or projected actual performance (based on the assumption that the applicable performance goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the change of control); and (iii) each other type of equity-based award not mentioned above will be paid out in cash based on the value of the award as of the date of the change of control. For a description of the other features of the Contingent Employment Agreement and the other benefits available to the Company’s executive officers, please see the Company’s definitive proxy statement for its 2015 Annual Meeting of Shareholders, which was originally filed with the Securities and Exchange Commission on March 20, 2015. A copy of the form of Contingent Employment Agreement for new executive officers is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Pennypacker also signed agreements related to the protection of confidential information and intellectual property, as well as the non-solicitation of employees and customers.

Notwithstanding any term or provision in the Offer Letter, Mr. Pennypacker will be an employee at will.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The Company expects to enter into its standard indemnity agreement with Mr. Pennypacker, which provides that, subject to limited exceptions, the Company will indemnify Mr. Pennypacker to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred in any proceeding in which he is a party because of his service as an executive officer of the Company. A copy of the Company’s form of indemnity agreement was filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989, and is incorporated herein by reference.

Mr. Pennypacker does not have any direct or indirect material interest in any transaction involving the Company requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s related press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

10.1	Offer Letter, accepted as of December 28, 2015, by and between Barry L. Pennypacker and The Manitowoc Company, Inc.

10.2	Form of Contingent Employment Agreement between The Manitowoc Company, Inc. and new chief executive officers of a business.

10.3
Form of Indemnity Agreement between The Manitowoc Company, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10(b) to The Manitowoc Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989).

99.1	The Manitowoc Company, Inc. press release dated December 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: December 29, 2015	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

The Manitowoc Company, Inc.
Exhibit Index to Form 8-K

Exhibit No.	Description
10.1	Offer Letter, accepted as of December 28, 2015, by and between Barry L. Pennypacker and The Manitowoc Company, Inc.
10.2	Form of Contingent Employment Agreement between The Manitowoc Company, Inc. and new executive officers.
10.3
Form of Indemnity Agreement between The Manitowoc Company, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10(b) to The Manitowoc Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989).

99.1	The Manitowoc Company, Inc. press release dated December 28, 2015.